Exhibit 10.1

AMENDMENT NO. 2 TO SECURITIES PURCHASE AGREEMENT, DEBENTURES AND
REGISTRATION RIGHTS AGREEMENT

This Amendment No. 2 to Securities Purchase Agreement, Debentures and Registration Rights Agreement (this “Agreement”) is made and entered into as of October 14, 2019 (the “Effective Date”) by and between LGBTQ Loyalty Holdings, Inc. (the “Company”) and Pride Partners LLC (“Pride” and together with the Company, the “Parties”) for the purpose of (i) amending that certain Securities Purchase Agreement, dated as of June 4, 2019, by and between the Parties (as amended, the “Purchase Agreement”), (ii) amending that certain 10% Original Issue Discount Senior Convertible Debenture due September 4, 2020 (as amended, the “Debentures”) and (iii) amending that certain Registration Rights Agreement, dated as of June 4, 2019, by and between the Parties (as amended, the “RRA”). Reference is made to that certain Amendment No. 1 to Securities Purchase Agreement, Debentures and Registration Rights Agreement, dated August 26, 2019 (“Amendment No. 1”). Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to such terms in the Purchase Agreement.

WHEREAS, the Parties previously entered into Amendment No. 1 to provide the Company with an additional $200,000 of funding to continue its business operations;

WHEREAS, the Company requires $300,000 of additional funding to continue its business operations and Pride desires to provide such funding; and

WHEREAS, to affect such additional funding the Parties desire to amend the Purchase Agreement and Debenture to, among other things, increase the face amount of the Debentures by $330,000 in consideration for a cash payment of $300,000.

NOW, THEREFORE, in consideration of the foregoing recitals, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties agree as follows:

1.                Purchase and Sale. Concurrent with the execution and delivery of this Agreement by the Parties, the Company agrees to sell, and Pride agrees to purchase, an aggregate of $330,000 in principal amount of the Debentures. Pride shall deliver to the Company, via wire transfer or a certified check, immediately available funds equal to $300,000 in three tranches as follows: $100,000 shall be due concurrently with the execution of this Agreement (the “Initial Tranche”), $100,000 shall be due on or prior to November 14, 2019 (the “Second Tranche”) and $100,000 shall be due on or prior to December 14, 2019 (the “Final Tranche”); provided, that upon receipt of the Initial Tranche, the amendment contemplated by Section 2 of this Agreement shall be deemed effective.

2.                Amendment to Face Value of Debentures. In accordance with Section 1 above, upon receipt of payment by the Company of the Initial Tranche payment from Pride, the face value of the Debentures (which is currently $770,000) shall immediately, and without any further action by either of the Parties, be amended to $1,100,000; provided, however, that if Pride shall fail to make payment of the Second Tranche or Final Tranche on or before November 14, 2019 or December 14, 2019, respectively, the face value of the Debentures shall immediately, and without further action by either of the Parties, be amended by $110,000 for each missed payment.

3.                Waiver of Warrant Exercise at Company Demand. Upon receipt of the Initial Tranche, Second Tranche and Final Tranche, the Company hereby irrevocably waives its right pursuant to Section 2(f) of the Warrants to make any Company Demand (as such term is defined in the Warrants).

4.                Second Additional Principal Amount Definition. Section 1 of the Purchase Agreement is hereby amended to add the defined term “Second Additional Principal Amount” which such term shall be included in the Purchase Agreement as follows:

““Second Additional Principal Amount” means the $300,000 investment made by the Purchasers on or about October 14, 2019.”

5.                Amendment to Registration Rights Agreement. The defined term “Registrable Securities” in the RRA is hereby amended and restated in its entirety as follows:

““Registrable Securities” means, as of any date of determination, (a) all shares of Common Stock issued and issuable on the Debentures (other than the shares due and payable upon conversion of the Additional Principal Amount and Second Additional Principal Amount) assuming all permissible interest and principal payments are made in shares of Common Stock and the Debentures are held until maturity, (b) all Warrant Shares then issued and issuable upon exercise of the Warrants (assuming on such date the Warrants are exercised in full without regard to any exercise limitations therein), (c) any additional shares of Common Stock issued and issuable in connection with any anti-dilution provisions in the Debentures (other than as it relates to the shares due and payable upon conversion of the Additional Principal Amount and Second Additional Principal Amount) or the Warrants (in each case, without giving effect to any limitations on conversion set forth in the Debentures or limitations on exercise set forth in the Warrants), and (d) any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing (other than as it relates to the shares due and payable upon conversion of the Additional Principal Amount and Second Additional Principal Amount); provided, however, that any such Registrable Securities shall cease to be Registrable Securities (and the Company shall not be required to maintain the effectiveness of any, or file another, Registration Statement hereunder with respect thereto) for so long as (a) a Registration Statement with respect to the sale of such Registrable Securities is declared effective by the Commission under the Securities Act and such Registrable Securities have been disposed of by the Holder in accordance with such effective Registration Statement, (b) such Registrable Securities have been previously sold in accordance with Rule 144, or (c) such securities become eligible for resale without volume or manner-of-sale restrictions and without current public information pursuant to Rule 144 as set forth in a written opinion letter to such effect, addressed, delivered and acceptable to the Transfer Agent and the affected Holders (assuming that such securities and any securities issuable upon exercise, conversion or exchange of which, or as a dividend upon which, such securities were issued or are issuable, were at no time held by any Affiliate of the Company), as reasonably determined by the Company, upon the advice of counsel to the Company.”

6.                Demand Registration Rights.

a.                If, at any time following the three (3) month anniversary of the date of Amendment No. 1, Pride shall not have any remaining Underlying Shares available for resale pursuant to the Registration Statement and shall not be permitted to otherwise sell the Conversion Shares underlying the Second Additional Principal Amount (such Conversion Shares, the “Second Additional Conversion Shares”) pursuant to Rule 144 without volume limitation, then the Company, upon written demand of Pride, agrees to use its commercially best efforts to register under the Securities Act all or any portion of the Second Additional Conversion Shares as requested by Pride. Upon receipt of such demand, the Company will use its commercially best efforts to file a registration statement covering the Second Additional Conversion Shares within thirty calendar days after receipt of a demand notice and use its commercially best efforts to have such registration statement declared effective as soon as possible thereafter. The demand notice shall specify the number of Second Additional Conversion Shares proposed to be sold by Pride and the intended method(s) of distribution thereof.

b.                Pride acknowledges and agrees that the Company shall be permitted to include on any demand registration statement filed pursuant to this Section for resale by Brian Neal such number of shares equal to one-third (1/3) of the Second Additional Conversion Shares that were included in Pride’s written demand for registration pursuant to this Section.

c.                The Company shall not be obligated to effect more than two (2) demand registrations per calendar year, with no demand registrations required to be effected within three (3) months of a previously effected demand registration, under this Section.

7.                No Other Amendment. Except as expressly modified by this Agreement, all terms, conditions and covenants contained in the Purchase Agreement, Debentures and RRA shall remain in full force and effect.

8.                Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law. However, if any provision of this Agreement shall be prohibited by or invalid under such law, it shall be deemed modified to conform to the minimum requirements of such law and the parties will attempt to modify this agreement by insertion, deletion or revision so as to accomplish the original intent in a fashion that is not so prohibited or invalid.

9.                Successors. This Agreement shall inure to the benefit of and bind (i) any and all heirs, successors in interest, assigns, officers, members or employees of the Parties, as applicable and (ii) any persons or entities that acquire assignee or all or substantially all of the assets or a portion of the assets of assignee, whether by asset sale, equity transfer, merger, combination or otherwise.

10.             Venue. The Parties irrevocably submit exclusively to the jurisdiction of the State of New York and the venue of New York County in any action brought by the Parties concerning this Agreement or the performance thereof.

11.             Choice of Law. This Agreement shall be governed by, construed and entered in accordance with the laws of the State of New York applicable to contracts deemed to be made within such state, without regard to choice of law or conflict of law provisions thereof.

12.             Interpretation. No provision of this Agreement shall be interpreted or construed against any Party because that Party or its legal representative drafted it.

13.             Counterparts. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered to the other party shall be deemed an original. The executed page(s) from each original may be joined together and attached to one such original and shall thereupon constitute one and the same instrument. Such counterparts may be delivered by facsimile or other electronic transmission, which shall not impair the validity thereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first written above.

LGBTQ LOYALTY HOLDINGS, INC.	PRIDE PARTNERS LLC

By:	By:
Name:	Name:
Title:	Title: